Exhibit (n)(6)

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

SCHEDULE A

Minimum Initial Investments

Class N Shares	Minimum Initial Investment
Aston/Montag & Caldwell Growth Fund	$2,500
Aston/Montag & Caldwell Balanced Fund	$2,500
Aston/Optimum Mid Cap Fund	$2,500
Aston/TCH Fixed Income Fund	$2,500
Aston/Veredus Aggressive Growth Fund	$2,500
Aston/TAMRO Diversified Equity Fund	$2,500
Aston/TAMRO Small Cap Fund	$2,500
Aston Value Fund	$2,500
Aston/Veredus Select Growth Fund	$2,500
Aston/Fortis Real Estate Fund	$2,500
Aston/River Road Dividend All Cap Value Fund	$2,500
Aston/River Road Small Cap Value Fund	$2,500
Aston/River Road Select Value Fund	$2,500
Aston/Montag & Caldwell Mid Cap Growth Fund	$2,500
Aston/Barings International Fund	$2,500
Aston/Cardinal Mid Cap Value Fund	$2,500
Aston Dynamic Allocation Fund	$2,500
Aston /M.D. Sass Enhanced Equity Fund	$2,500
Aston/New Century Absolute Return ETF Fund	$2,500
Aston/Neptune International Fund	$2,500
Aston/Lake Partners LASSO Alternatives Fund	$2,500
Aston/Fasciano Small Cap Fund	$2,500
Aston/Herndon Large Cap Value Fund	$2,500
Aston/Singer Macro Allocation Fund	$2,500
Aston/Crosswind Small Cap Growth Fund	$2,500

Class I Shares	Minimum Initial Investment
Montag & Caldwell Growth Fund	$1 million
Montag & Caldwell Balanced Fund	$1 million
Aston/TCH Fixed Income Fund	$1 million
Aston/Veredus Aggressive Growth Fund	$1 million
Aston/Optimum Mid Cap Fund	$1 million
Aston/TAMRO Small Cap Fund	$1 million
Aston/Fortis Real Estate Fund	$1 million
Aston Value Fund	$1 million
Aston/Veredus Select Growth Fund	$1 million
Aston/River Road Small Cap Value Fund	$1 million
Aston/River Road Dividend All Cap Value Fund	$1 million
Aston/River Road Select Value Fund	$1 million
Aston/Neptune International Fund	$1 million

Aston/Barings International Fund	$1 million
Aston/Lake Partners LASSO Alternatives Fund	$100,000
Aston/M.D. Sass Enhanced Equity Fund	$1 million
Aston/Dynamic Allocation Fund	$1 million

Class R Shares	Minimum Initial Investment
Aston/Montag & Caldwell Growth Fund	$2,500

Originally Adopted: March 15, 2001

As Amended: December 20, 2001

As Amended: March 21, 2002

As Amended: June 20, 2002

As Amended: September 19, 2002

As Amended: February 17, 2003

As Amended: March 20, 2003

As Amended: June 17, 2004

As Amended: September 28, 2004

As Amended: June 16, 2005

As Amended: March 16, 2006

As Amended: September 21, 2006

As Amended: February 19, 2007

As Amended: March 22, 2007

As Amended: June 21, 2007

As Amended: September 20, 2007

As Amended: December 20, 2007

As Amended: February 18, 2008

As Amended: March 20, 2008

As Amended: March 19, 2009

As Amended: December 17, 2009

As Amended: March 18, 2010

As Amended: June 24, 2010

As Amended: September 17, 2010